CONTACT:
Michael Archer
Senior Vice President
Corporate Controller
Camden National Corporation
(800) 860-8821
marcher@CamdenNational.com

FOR IMMEDIATE RELEASE

CAMDEN NATIONAL CORPORATION REPORTS A 3% INCREASE
IN THIRD QUARTER 2019 EARNINGS OVER LAST YEAR

Third Quarter 2019 Net Income of $14.5 Million and Diluted Earnings Per Share of $0.94

CAMDEN, Maine, October 29, 2019/PRNewswire/--Camden National Corporation (NASDAQ: CAC; “Camden National” or the “Company”), a $4.5 billion bank holding company headquartered in Camden, Maine, reported net income for the third quarter of 2019 of $14.5 million, an increase of 3% over the third quarter of 2018, and diluted earnings per share ("EPS") of $0.94, an increase of 4% over the same period. For the third quarter of 2019, the Company's return on average assets was 1.29% and return on average equity was 12.26%.

"We are pleased with our financial results for the third quarter with 3% growth in net income over the third quarter last year, and 7% growth through the first nine months over the same period last year," said Gregory A. Dufour, President and Chief Executive Officer of the Company. "We look to finish 2019 strong to cap off another outstanding year, despite the challenges of a low interest rate environment and inverted yield curve. As we gear up for 2020, we will continue to focus on driving profitable growth and managing our net interest margin to promote the long-term financial success for our Company and shareholders."

In September 2019, Camden National was named to the Sandler O'Neill Sm-All Stars Class of 2019. Camden National was one of 30 publicly traded banks and thrifts—and the only bank headquartered in New England—to be recognized. To earn Sm-All Star status, companies needed to have a market capitalization below $2.5 billion, and were selected based on various financial screening criteria, including growth, profitability, credit quality and capital strength.

"Camden National is thrilled to be selected for the Sandler O’Neill Sm-All Stars from among 394 qualifying financial institutions nationwide,” said Dufour. “This recognition is a testament to the success of our measured, balanced approach and to the outstanding dedication of our talented employees.”

For the third quarter of 2019, Camden National declared a $0.30 dividend per share, representing an annualized dividend yield of 2.77% as of September 30, 2019.

The Company continues to actively repurchase shares of its common stock through its open share repurchase program. As of October 10, 2019, the Company repurchased 433,953 shares of its common stock, or 56% of its allotted program shares, at a weighted-average share price of $42.47.

FINANCIAL HIGHLIGHTS

•	Third quarter 2019 net income increased 3% over the third quarter of 2018 and 10% over the previous quarter.

•	Third quarter 2019 efficiency ratio, calculated as non-interest expense divided by total revenues[1], was 55.67%.

•
Third quarter 2019 average deposits grew 15% over the third quarter of 2018 and 4% over the previous quarter. Average core deposits[2] grew 16% over the third quarter of 2018 and 4% over the previous quarter.

•
Third quarter 2019 net interest margin was 3.09% on a fully-taxable basis, a decrease of 5 basis points compared to the third quarter of 2018 and a decrease of 2 basis points compared to the previous quarter.

•	Increased deposit market share for the State of Maine to 11.4% based on the FDIC's June 30, 2019 Summary of Deposits report, retaining our #2 ranking.

FINANCIAL CONDITION

Total assets increased 5% since December 31, 2018, to $4.5 billion at September 30, 2019. Over this period, the loan portfolio grew $84.4 million, or 3%, led by residential real estate loan growth of $69.0 million, or 7%, and commercial loan growth of $30.0 million, or 7%. The commercial real estate loan portfolio decreased $14.0 million, or 1%, since December 31, 2018, due to elevated prepayments. Commercial real estate loan activity continues to be steady within our markets. While we continue to actively review many of these commercial real estate opportunities, we remain disciplined in our lending as we are focused on the Company's long-term success, which includes appropriate credit structures and prudent management of net interest margin in the current environment.

Total deposits increased 4% since December 31, 2018, to $3.6 billion at September 30, 2019, led by checking account growth of 13% and certificates of deposits ("CDs") growth of 22%, while savings and money market balances decreased 3%. In the second half of each year, the Company typically benefits from an increase in seasonal low-cost deposits, and, as a result, checking deposits grew 6% during the third quarter of 2019. The growth in CDs for the nine months ended September 30, 2019, was primarily due to one large depositor shifting $70.0 million of funding from interest checking to CDs in the second quarter of 2019. The Company's loan-to-deposit ratio improved to 86% at September 30, 2019, compared to 87% at December 31, 2018.

The Company's capital position at September 30, 2019 was well in excess of regulatory requirements, including a total risk-based capital ratio of 13.97% and a Tier I leverage ratio of 9.39%. At September 30, 2019, the Company's common equity ratio was 10.43% and tangible common equity ratio3 was 8.44%.

ASSET QUALITY

As of September 30, 2019, the Company's asset quality remained very strong with non-performing assets of $13.5 million, or 0.30% of total assets, and past due loans of $5.8 million, or 0.19% of total loans. Net charge-offs to average loans for the third quarter 2019 increased to 0.16% primarily due to two residential foreclosures impacting the residential mortgage and home equity loan portfolios. Net charge-offs to average loans for the nine months ended September 30, 2019 and 2018 remained consistent at 0.07%.

The provision for credit losses for the third quarter of 2019 was $730,000, or 0.09% of average loans for the quarter on an annualized basis, compared to 0.15% of average loans for the previous quarter and 0.05% of average loans for the third quarter of 2018.

OPERATING RESULTS (Third Quarter 2019 vs. Third Quarter 2018)

Net income for the third quarter of 2019 was $14.5 million, an increase of $431,000, or 3%, over the third quarter of 2018. Diluted EPS for the third quarter of 2019 was $0.94, an increase of $0.04, or 4%, over the third quarter of 2018.

Net interest income for the third quarter of 2019 was $31.9 million, an increase of $1.5 million, or 5%, over the third quarter of 2018.

•	Average loans grew $221.6 million, or 8%, to $3.1 billion.

•	Average deposits grew $440.7 million, or 15%, to $3.3 billion driven by average core deposit[2] growth of 16%.

•	Net interest margin decreased 5 basis points to 3.09% as the cost of funds increased 20 basis points, compared to an increase in asset yield of 14 basis points.

Non-interest income for the third quarter of 2019 was $10.7 million, an increase of $347,000, or 3%, over the third quarter of 2018. Non-interest income for the third quarter of 2019 and 2018 represented 25% of total revenues1.

•
Mortgage banking income for the third quarter increased $910,000, or 52%, over the third quarter of 2018 driven by a 49% increase in loans sold between periods and a significant increase in the residential mortgage pipeline between periods.

•	An increase in debit card income of $259,000 driven by an increase in customer transactions.

•	The increase was partially offset by a $663,000 decrease in investment security gains.

Non-interest expense for the third quarter of 2019 was $23.7 million, an increase of $582,000, or 3%. The Company's non-GAAP efficiency ratio3 for the third quarter of 2019 was 55.32%, compared to 57.33% for the third quarter of 2018.

•	Compensation related costs increased $461,000, or 4%, between periods driven by normal merit increases year-over-year and additional employees.

•	Furniture, equipment and data processing costs increased $133,000, or 5%, between periods driven by our continued investment in technology solutions.

•
The increase was partially offset by a decrease in regulatory assessments of $265,000 as the Company received a Small Bank Assessment Credit from the FDIC for its second quarter 2019 fees in the third quarter of 2019. The Company anticipates further assessment fee credits in future quarters should the FDIC Deposit Insurance Fund reserve ratio continue to exceed its regulatory limit.

OPERATING RESULTS (Linked Quarter)

Net income for the third quarter of 2019 increased $1.3 million, or 10%, compared to the previous quarter. Diluted EPS increased $0.09, or 11%, over the same period.
Net interest income for the third quarter of 2019 increased $350,000, or 1%, over last quarter.

•	Average loans grew 1% over the previous quarter.

•	Average deposits grew 4% over the previous quarter driven by average checking account growth between quarters of $74.9 million, or 5%, as we benefit from seasonal deposit inflows.

•
Net interest margin on a fully-taxable equivalent basis between periods decreased 2 basis points between quarters to 3.09% for the third quarter of 2019. The asset yield declined 7 basis points between quarters reflective of the overall interest rate environment, which included (i) two Fed Funds rate cuts in the third quarter of 2019 for a total of 50 basis points and (ii) a decrease in the average 10-year treasury yield between quarters of 48 basis points to 1.86% for the third quarter of 2019. Funding costs decreased 5 basis points to 1.08% between quarters driven by the repricing of indexed deposits and borrowings, and active management of exception pricing.

Non-interest income for the third quarter of 2019 increased $702,000, or 7%, over the last quarter led by a 53% increase in mortgage banking income between quarters driven primarily by seasonality of business within our markets.

Non-interest expense for the third quarter of 2019 decreased $210,000, or 1%, compared to the previous quarter primarily due to a decrease in regulatory assessment fees of $255,000 as a result of the FDIC Small Bank Assessment Credit received in the third quarter of 2019.

CONFERENCE CALL

Camden National will host a conference call and webcast at 3:00 p.m., Eastern Time, on Tuesday, October 29, 2019 to discuss its third quarter 2019 financial results and outlook. Participants should dial in to the call 10 - 15 minutes before it begins. Information about the conference call is as follows:

Live dial-in (domestic):         (888) 349-0139
Live dial-in (international):    (412) 542-4154
Live webcast:            https://services.choruscall.com/links/cac191029.html

A link to the live webcast will be available on Camden National's website under "Investor Relations" at www.CamdenNational.com prior to the meeting, and a replay of the webcast will be available on Camden National's website following the conference call. The transcript of the conference call will also be available on Camden National's website approximately two days after the conference call.

ABOUT CAMDEN NATIONAL CORPORATION

Camden National Corporation (NASDAQ:CAC) is the largest publicly traded bank holding company in Northern New England with $4.5 billion in assets and nearly 650 employees. Camden National Bank, its subsidiary, is a full-service community bank founded in 1875 in Camden, Maine. Dedicated to customers at every stage of their financial journey, the bank offers the latest in digital banking, complemented by personalized service with 61 banking centers, 24/7 live phone support, 71 ATMs, and lending offices in New Hampshire and Massachusetts. Camden National Bank was named one of two "Customer Experience Leaders in U.S. Retail Banking" by Greenwich Associates, and in 2019, it was the only New England based organization included in Sandler O'Neill's "Bank and Thrift Sm-All Star" list of high-performing financial institutions. The Finance Authority of Maine has awarded Camden National Bank as "Lender at Work for Maine" for nine years. Comprehensive wealth management, investment, and financial planning services are delivered by Camden National Wealth Management. To learn more, visit CamdenNational.com. Member FDIC.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including certain plans, expectations, goals, projections and other statements, which are subject to numerous risks, assumptions and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures; changes in the interest rate environment; changes in general economic conditions; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; legislative and regulatory changes that adversely affect the business in which Camden National is engaged; changes in the securities markets and other risks and uncertainties disclosed from time to time in in Camden National’s Annual Report on Form 10-K for the year ended December 31, 2018, as updated by other filings with the Securities and Exchange Commission ("SEC"). Camden National does not have any obligation to update forward-looking statements.

USE OF NON-GAAP MEASURES

In addition to evaluating the Company's results of operations in accordance with generally accepted accounting principles in the United States ("GAAP"), management supplements this evaluation with certain non-GAAP financial measures, such as return on average tangible equity; the efficiency and tangible common equity ratios; and tangible book value per share. Management utilizes these non-GAAP financial measures for purposes of measuring our performance against our peer group and other financial institutions and analyzing our internal performance. We also believe these non-GAAP financial measures help investors better understand the Company's operating performance and trends and allow for better performance comparisons to other financial institutions. In addition, these non-GAAP financial measures remove the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for GAAP operating results, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other financial institutions. Reconciliation to the comparable GAAP financial measure can be found in this document.

ANNUALIZED DATA

Certain returns, yields and performance ratios are presented on an “annualized” basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full-year or year-over-year amounts. Annualized data may not be indicative of any four-quarter period, and are presented for illustrative purposes only.

_____________________________________________________________________________________________
1 Revenue is the sum of net interest income and non-interest income.

2	Core deposits include non-interest checking, interest checking, savings and money market deposits.

3	This is a non-GAAP measure. Please refer to "Reconciliation of non-GAAP to GAAP Financial Measures" for further details.

Selected Financial Data (unaudited)

	At or For The Three Months Ended			At or For The Nine Months Ended
(In thousands, except number of shares and per share data)	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Financial Condition Data
Investments	$926,444	$933,100	$887,835	$926,444	$887,835
Loans and loans held for sale	3,127,083	3,113,437	2,919,001	3,127,083	2,919,001
Allowance for loan losses	25,688	26,163	23,526	25,688	23,526
Total assets	4,520,315	4,447,038	4,189,745	4,520,315	4,189,745
Deposits	3,617,963	3,591,610	3,220,755	3,617,963	3,220,755
Borrowings	342,459	310,638	479,498	342,459	479,498
Shareholders' equity	471,672	467,759	415,686	471,672	415,686
Operating Data
Net interest income	$31,923	$31,573	$30,423	$95,391	$88,806
Provision for credit losses	730	1,173	354	2,647	840
Non-interest income	10,739	10,037	10,392	30,165	28,697
Non-interest expense	23,748	23,958	23,166	70,489	68,365
Income before income tax expense	18,184	16,479	17,295	52,420	48,298
Income tax expense	3,696	3,275	3,238	10,455	9,204
Net income	$14,488	$13,204	$14,057	$41,965	$39,094
Key Ratios
Return on average assets	1.29%	1.21%	1.34%	1.28%	1.27%
Return on average equity	12.26%	11.63%	13.44%	12.32%	12.83%
GAAP efficiency ratio	55.67%	57.58%	56.76%	56.14%	58.18%
Common equity ratio	10.43%	10.52%	9.92%	10.43%	9.92%
Net interest margin (fully-taxable equivalent)	3.09%	3.11%	3.14%	3.13%	3.11%
Non-performing assets to total assets	0.30%	0.34%	0.46%	0.30%	0.46%
Tier I leverage capital ratio	9.39%	9.51%	9.42%	9.39%	9.42%
Total risk-based capital ratio	13.97%	14.12%	14.55%	13.97%	14.55%
Per Share Data
Basic earnings per share	$0.94	$0.85	$0.90	$2.70	$2.50
Diluted earnings per share	$0.94	$0.85	$0.90	$2.70	$2.50
Cash dividends declared per share	$0.30	$0.30	$0.30	$0.90	$0.85
Book value per share	$30.98	$30.26	$26.67	$30.98	$26.67
Non-GAAP Measures(1)
Return on average tangible equity	15.67%	15.00%	17.84%	15.89%	17.15%
Efficiency ratio	55.32%	57.27%	57.33%	55.82%	58.14%
Tangible common equity ratio	8.44%	8.49%	7.74%	8.44%	7.74%
Tangible book value per share	$24.52	$23.88	$20.31	$24.52	$20.31
(1) Please see "Reconciliation of non-GAAP to GAAP Financial Measures (unaudited)."

Consolidated Statements of Condition Data (unaudited)

(In thousands, except number of shares)	September 30, 2019	December 31, 2018	September 30, 2018
ASSETS
Cash and due from banks	$63,620	$52,240	$48,124
Interest-bearing deposits in other banks (including restricted cash)	73,912	14,759	50,218
Total cash, cash equivalents and restricted cash	137,532	66,999	98,342
Investments:
Available-for-sale securities, at fair value (book value of $903,988, $933,399 and $905,370, respectively)	913,523	910,692	869,626
Held-to-maturity securities, at amortized cost (fair value of $1,352, $1,291 and $1,267, respectively)	1,303	1,307	1,308
Other investments	11,618	14,679	16,901
Total investments	926,444	926,678	887,835
Loans held for sale, at fair value (book value of $16,630, $4,314 and $10,188, respectively)	16,449	4,403	10,158
Loans:
Commercial real estate	1,255,519	1,269,533	1,215,979
Residential real estate	1,061,898	992,866	941,488
Commercial(1)	445,466	415,436	405,666
Consumer and home equity	347,751	348,387	345,710
Total loans	3,110,634	3,026,222	2,908,843
Less: allowance for loan losses	(25,688)	(24,712)	(23,526)
Net loans	3,084,946	3,001,510	2,885,317
Goodwill	94,697	94,697	94,697
Other intangible assets	3,701	4,230	4,411
Bank-owned life insurance	91,729	89,919	89,312
Premises and equipment, net	40,930	42,495	41,277
Deferred tax assets	15,656	23,053	26,241
Other assets	108,231	43,451	52,155
Total assets	$4,520,315	$4,297,435	$4,189,745
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits:
Non-interest checking	$573,621	$496,729	$530,778
Interest checking	1,147,627	1,023,373	966,307
Savings and money market	1,105,290	1,137,356	996,790
Certificates of deposit	541,199	443,912	446,414
Brokered deposits	250,226	363,104	280,466
Total deposits	3,617,963	3,464,474	3,220,755
Short-term borrowings	273,454	270,868	409,732
Long-term borrowings	10,000	11,580	10,738
Subordinated debentures	59,005	59,067	59,028
Accrued interest and other liabilities	88,221	55,621	73,806
Total liabilities	4,048,643	3,861,610	3,774,059
Shareholders’ equity	471,672	435,825	415,686
Total liabilities and shareholders’ equity	$4,520,315	$4,297,435	$4,189,745
(1) Includes the HPFC loan portfolio.

Consolidated Statements of Income Data (unaudited)

	For The Three Months Ended
(In thousands, except per share data)	September 30, 2019	June 30, 2019	September 30, 2018
Interest Income
Interest and fees on loans	$36,207	$36,092	$32,813
Taxable interest on investments	4,794	4,941	4,408
Nontaxable interest on investments	675	624	659
Dividend income	158	174	367
Other interest income	686	606	310
Total interest income	42,520	42,437	38,557
Interest Expense
Interest on deposits	8,963	9,156	5,255
Interest on borrowings	801	885	2,021
Interest on subordinated debentures	833	823	858
Total interest expense	10,597	10,864	8,134
Net interest income	31,923	31,573	30,423
Provision for credit losses	730	1,173	354
Net interest income after provision for credit losses	31,193	30,400	30,069
Non-Interest Income
Debit card income	2,432	2,281	2,173
Service charges on deposit accounts	1,970	2,209	2,072
Mortgage banking income, net	2,668	1,742	1,758
Income from fiduciary services	1,444	1,545	1,339
Brokerage and insurance commissions	625	732	615
Bank-owned life insurance	613	603	606
Customer loan swap fees	109	285	288
Net gain on sale of securities	1	27	664
Other income	877	613	877
Total non-interest income	10,739	10,037	10,392
Non-Interest Expense
Salaries and employee benefits	13,604	13,461	13,143
Furniture, equipment and data processing	2,708	2,723	2,575
Net occupancy costs	1,710	1,639	1,614
Consulting and professional fees	892	974	958
Debit card expense	960	883	833
Regulatory assessments	182	437	447
Amortization of intangible assets	177	176	182
Other real estate owned and collection costs, net	251	409	239
Other expenses	3,264	3,256	3,175
Total non-interest expense	23,748	23,958	23,166
Income before income tax expense	18,184	16,479	17,295
Income tax expense	3,696	3,275	3,238
Net Income	$14,488	$13,204	$14,057
Per Share Data
Basic earnings per share	$0.94	$0.85	$0.90
Diluted earnings per share	$0.94	$0.85	$0.90

Consolidated Statements of Income Data (unaudited)

	For The Nine Months Ended September 30,
(In thousands, except per share data)	2019	2018
Interest Income
Interest and fees on loans	$108,020	$94,014
Taxable interest on investments	14,729	13,019
Nontaxable interest on investments	1,943	1,989
Dividend income	562	997
Other interest income	1,712	905
Total interest income	126,966	110,924
Interest Expense
Interest on deposits	26,542	13,463
Interest on borrowings	2,660	6,099
Interest on subordinated debentures	2,373	2,556
Total interest expense	31,575	22,118
Net interest income	95,391	88,806
Provision for credit losses	2,647	840
Net interest income after provision for credit losses	92,744	87,966
Non-Interest Income
Debit card income	6,723	6,228
Service charges on deposit accounts	6,202	6,108
Mortgage banking income, net	5,662	4,758
Income from fiduciary services	4,381	4,029
Brokerage and insurance commissions	1,942	1,950
Bank-owned life insurance	1,810	1,823
Customer loan swap fees	919	555
Net gain on sale of securities	28	695
Other income	2,498	2,551
Total non-interest income	30,165	28,697
Non-Interest Expense
Salaries and employee benefits	40,043	38,433
Furniture, equipment and data processing	8,111	7,710
Net occupancy costs	5,263	5,112
Consulting and professional fees	2,679	2,878
Debit card expense	2,666	2,339
Regulatory assessments	1,091	1,447
Amortization of intangible assets	529	544
Other real estate owned and collection costs, net	353	565
Other expenses	9,754	9,337
Total non-interest expense	70,489	68,365
Income before income tax expense	52,420	48,298
Income tax expense	10,455	9,204
Net Income	$41,965	$39,094
Per Share Data
Basic earnings per share	$2.70	$2.50
Diluted earnings per share	$2.70	$2.50

Quarterly Average Balance and Yield/Rate Analysis (unaudited)

	Average Balance			Yield/Rate
	For The Three Months Ended			For The Three Months Ended
(In thousands)	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	June 30, 2019	September 30, 2018
Assets
Interest-earning assets:
Interest-bearing deposits in other banks and other interest-earning assets	$92,352	$59,901	$45,824	2.24%	2.34%	1.85%
Investments - taxable	807,591	839,714	826,541	2.53%	2.56%	2.36%
Investments - nontaxable(1)	98,378	90,087	97,775	3.47%	3.51%	3.41%
Loans(2):
Commercial real estate	1,255,417	1,255,172	1,198,677	4.56%	4.68%	4.46%
Residential real estate	1,062,728	1,032,215	934,029	4.31%	4.34%	4.16%
Commercial(1)	399,689	389,166	351,980	4.65%	4.72%	4.56%
Consumer and home equity	347,405	347,141	344,740	5.38%	5.47%	5.16%
HPFC	25,973	29,472	38,356	8.40%	7.83%	7.64%
Municipal(1)	22,730	20,117	24,603	3.60%	3.56%	3.06%
Total loans	3,113,942	3,073,283	2,892,385	4.60%	4.68%	4.49%
Total interest-earning assets	4,112,263	4,062,985	3,862,525	4.11%	4.18%	3.97%
Other assets	345,618	315,604	301,489
Total assets	$4,457,881	$4,378,589	$4,164,014

Liabilities & Shareholders' Equity
Deposits:
Non-interest checking	$540,542	$485,724	$513,680	—%	—%	—%
Interest checking	1,130,632	1,110,567	868,983	0.96%	1.01%	0.54%
Savings	474,096	476,104	483,577	0.08%	0.09%	0.06%
Money market	622,219	581,638	512,650	1.32%	1.28%	0.89%
Certificates of deposit	533,110	516,972	481,059	1.64%	1.60%	1.18%
Total deposits	3,300,599	3,171,005	2,859,949	0.85%	0.86%	0.53%
Borrowings:
Brokered deposits	305,019	370,448	272,471	2.42%	2.53%	2.07%
Customer repurchase agreements	234,362	246,935	244,189	1.26%	1.30%	1.08%
Subordinated debentures	58,998	58,985	59,009	5.60%	5.60%	5.77%
Other borrowings	11,273	15,940	249,341	1.96%	2.17%	2.16%
Total borrowings	609,652	692,308	825,010	2.27%	2.34%	2.07%
Total funding liabilities	3,910,251	3,863,313	3,684,959	1.08%	1.13%	0.88%
Other liabilities	78,710	59,747	64,119
Shareholders' equity	468,920	455,529	414,936
Total liabilities & shareholders' equity	$4,457,881	$4,378,589	$4,164,014
Net interest rate spread (fully-taxable equivalent)				3.03%	3.05%	3.09%
Net interest margin (fully-taxable equivalent)				3.09%	3.11%	3.14%
Net interest margin (fully-taxable equivalent), excluding fair value mark accretion and collection of previously charged-off acquired loans(3)				3.05%	3.07%	3.09%

(1)	Reported on a tax-equivalent basis calculated using the federal corporate income tax rate of 21%, including certain commercial loans.

(2)	Non-accrual loans and loans held for sale are included in total average loans.

(3)
Excludes the impact of the fair value mark accretion on loans and certificates of deposit generated in purchase accounting and collection of previously charged-off acquired loans for the three months ended September 30, 2019, June 30, 2019 and September 30, 2018 totaling $409,000, $439,000 and $434,000, respectively.

Year-to-Date Average Balance and Yield/Rate Analysis (unaudited)

	Average Balance		Yield/Rate
	For The Nine Months Ended		For The Nine Months Ended
(In thousands)	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Assets
Interest-earning assets:
Interest-bearing deposits in other banks and other interest-earning assets	$63,146	$52,076	2.26%	1.60%
Investments - taxable	832,780	829,248	2.55%	2.30%
Investments - nontaxable(1)	94,405	98,443	3.47%	3.41%
Loans(2):
Commercial real estate	1,263,934	1,183,666	4.66%	4.34%
Residential real estate	1,034,609	893,531	4.31%	4.16%
Commercial(1)	386,338	351,224	4.69%	4.42%
Consumer and home equity	347,201	342,214	5.43%	4.98%
HPFC	29,183	41,079	8.03%	7.82%
Municipal(1)	19,421	21,318	3.56%	3.16%
Total loans	3,080,686	2,833,032	4.66%	4.41%
Total interest-earning assets	4,071,017	3,812,799	4.16%	3.89%
Other assets	321,060	296,395
Total assets	$4,392,077	$4,109,194

Liabilities & Shareholders' Equity
Deposits:
Non-interest checking	$505,733	$477,048	—%	—%
Interest checking	1,108,999	847,431	0.98%	0.46%
Savings	478,573	486,773	0.08%	0.06%
Money market	595,659	502,719	1.27%	0.79%
Certificates of deposit	498,059	475,336	1.54%	1.08%
Total deposits	3,187,023	2,789,307	0.83%	0.48%
Borrowings:
Brokered deposits	360,066	250,272	2.49%	1.86%
Customer repurchase agreements	239,917	243,037	1.27%	0.95%
Subordinated debentures	58,997	58,970	5.38%	5.80%
Other borrowings	23,847	302,238	2.17%	1.93%
Total borrowings	682,827	854,517	2.30%	1.90%
Total funding liabilities	3,869,850	3,643,824	1.09%	0.81%
Other liabilities	66,966	57,846
Shareholders' equity	455,261	407,524
Total liabilities & shareholders' equity	$4,392,077	$4,109,194
Net interest rate spread (fully-taxable equivalent)			3.07%	3.08%
Net interest margin (fully-taxable equivalent)			3.13%	3.11%
Net interest margin (fully-taxable equivalent), excluding fair value mark accretion and collection of previously charged-off acquired loans(3)			3.09%	3.06%

(1)	Reported on a tax-equivalent basis calculated using the federal corporate income tax rate of 21%, including certain commercial loans.

(2)	Non-accrual loans and loans held for sale are included in total average loans.

(3)
Excludes the impact of the fair value mark accretion on loans and certificates of deposit generated in purchase accounting and collection of previously charged-off acquired loans for the nine months ended September 30, 2019 and September 30, 2018 totaling $1.2 million and $1.6 million, respectively.

Asset Quality Data
(unaudited)
(In thousands)	At or For The Nine Months Ended September 30, 2019	At or For The Six Months Ended June 30, 2019	At or For The Three Months Ended March 31, 2019	At or For The Year Ended December 31, 2018	At or For The Nine Months Ended September 30, 2018
Non-accrual loans:
Residential real estate	$5,152	$5,566	$5,415	$5,492	$4,720
Commercial real estate	1,156	1,590	975	1,380	5,517
Commercial	751	785	802	1,279	2,402
Consumer and home equity	2,616	3,039	2,476	1,861	1,647
HPFC	450	465	485	518	591
Total non-accrual loans	10,125	11,445	10,153	10,530	14,877
Loans 90 days past due and accruing	—	14	14	14	14
Accruing troubled-debt restructured loans not included above	3,259	3,511	3,771	3,893	4,039
Total non-performing loans	13,384	14,970	13,938	14,437	18,930
Other real estate owned	94	130	673	130	185
Total non-performing assets	$13,478	$15,100	$14,611	$14,567	$19,115
Loans 30-89 days past due:
Residential real estate	$1,447	$2,536	$2,265	$4,833	$3,816
Commercial real estate	2,242	3,378	2,947	2,130	574
Commercial	1,135	1,400	1,205	169	723
Consumer and home equity	822	907	1,430	1,467	902
HPFC	193	171	187	183	1,078
Total loans 30-89 days past due	$5,839	$8,392	$8,034	$8,782	$7,093
Allowance for loan losses at the beginning of the period	$24,712	$24,712	$24,712	$24,171	$24,171
Provision for loan losses	2,658	1,925	750	845	845
Charge-offs:
Residential real estate	436	25	11	173	231
Commercial real estate	157	65	65	512	512
Commercial	636	453	236	736	448
Consumer and home equity	670	64	24	572	451
HPFC	11	—	—	255	209
Total charge-offs	1,910	607	336	2,248	1,851
Total recoveries	(228)	(133)	(75)	(1,944)	(361)
Net charge-offs	1,682	474	261	304	1,490
Allowance for loan losses at the end of the period	$25,688	$26,163	$25,201	$24,712	$23,526
Components of allowance for credit losses:
Allowance for loan losses	$25,688	$26,163	$25,201	$24,712	$23,526
Liability for unfunded credit commitments	11	14	16	22	15
Allowance for credit losses	$25,699	$26,177	$25,217	$24,734	$23,541
Ratios:
Non-performing loans to total loans	0.43%	0.48%	0.46%	0.48%	0.65%
Non-performing assets to total assets	0.30%	0.34%	0.33%	0.34%	0.46%
Allowance for loan losses to total loans	0.83%	0.84%	0.83%	0.82%	0.81%
Net charge-offs (recoveries) to average loans (annualized):
Quarter-to-date	0.16%	0.03%	0.03%	(0.16)%	0.07%
Year-to-date	0.07%	0.03%	0.03%	0.01%	0.07%
Allowance for loan losses to non-performing loans	191.93%	174.77%	180.81%	171.17%	124.28%
Loans 30-89 days past due to total loans	0.19%	0.27%	0.26%	0.29%	0.24%

Reconciliation of non-GAAP to GAAP Financial Measures (unaudited)

Return on Average Tangible Equity:
	For the Three Months Ended			For the Nine Months Ended
(In thousands)	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Net income, as presented	$14,488	$13,204	$14,057	$41,965	$39,094
Add: amortization of intangible assets, net of tax(1)	140	139	144	418	430
Net income, adjusted for amortization of intangible assets	$14,628	$13,343	$14,201	$42,383	$39,524
Average equity, as presented	$468,920	$455,529	$414,936	$455,261	$407,524
Less: average goodwill and other intangible assets	(98,484)	(98,660)	(99,195)	(98,659)	(99,379)
Average tangible equity	$370,436	$356,869	$315,741	$356,602	$308,145
Return on average tangible equity	15.67%	15.00%	17.84%	15.89%	17.15%
Return on average equity	12.26%	11.63%	13.44%	12.32%	12.83%
(1) Assumed a 21% tax rate.

Efficiency Ratio:
	For the Three Months Ended			For the Nine Months Ended
(In thousands)	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Non-interest expense, as presented	$23,748	$23,958	$23,166	$70,489	$68,365
Net interest income, as presented	$31,923	$31,573	$30,423	$95,391	$88,806
Add: effect of tax-exempt income(1)	264	248	260	752	771
Non-interest income, as presented	10,739	10,037	10,392	30,165	28,697
Less: net gain on sale of securities	(1)	(27)	(664)	(28)	(695)
Adjusted net interest income plus non-interest income	$42,925	$41,831	$40,411	$126,280	$117,579
GAAP efficiency ratio	55.67%	57.58%	56.76%	56.14%	58.18%
Non-GAAP efficiency ratio	55.32%	57.27%	57.33%	55.82%	58.14%
(1) Assumed a 21% tax rate.

Tangible Book Value Per Share and Tangible Common Equity Ratio:
	September 30, 2019	June 30, 2019	September 30, 2018
(In thousands, except number of shares and per share data)
Tangible Book Value Per Share:
Shareholders' equity, as presented	$471,672	$467,759	$415,686
Less: goodwill and other intangible assets	(98,398)	(98,574)	(99,108)
Tangible shareholders' equity	$373,274	$369,185	$316,578
Shares outstanding at period end	15,224,903	15,457,480	15,584,526
Book value per share	$30.98	$30.26	$26.67
Tangible book value per share	$24.52	$23.88	$20.31
Tangible Common Equity Ratio:
Total assets	$4,520,315	$4,447,038	$4,189,745
Less: goodwill and other intangibles	(98,398)	(98,574)	(99,108)
Tangible assets	$4,421,917	$4,348,464	$4,090,637
Common equity ratio	10.43%	10.52%	9.92%
Tangible common equity ratio	8.44%	8.49%	7.74%